CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.01 par value per share	$150,000,000	$18,180

(1)              The filing fee of $18,180 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-225550

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 11, 2018)

$150,000,000

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell from time to time shares of our common stock having an aggregate offering price of up to $150,000,000.

Our common stock trades on The Nasdaq Global Market under the symbol “IMMU.” On March 28, 2019, the last reported sale price for our common stock on The Nasdaq Global Market was $18.57 per share.

Subject to the terms and conditions of the sales agreement, Cowen may sell the common stock by any method deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the section captioned “Risk Factors” in our most recently filed transition report on Form 10-K and any subsequent periodic report we file with the SEC, which are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen

The date of this prospectus supplement is March 29, 2019.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2018 using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “we”, “us”, “our”, “company” or similar references mean Immunomedics, Inc. and its subsidiaries.

PROPSECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including each of the documents incorporated herein by reference, before making an investment decision. As used in this prospectus supplement, the terms “we,” “us,” “our,” “Immunomedics, Inc.” and “Immunomedics” mean Immunomedics, Inc. and our subsidiaries.

Overview

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer. Our advanced proprietary technologies allow us to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with chemotherapeutics, cytokines or toxins. Our most advanced product candidate is sacituzumab govitecan (IMMU-132), an antibody-drug conjugate (“ADC”) that has received Breakthrough Therapy Designation (“BTD”) from the United States Food and Drug Administration (the “FDA”) for the treatment of patients with metastatic triple-negative breast cancer (“mTNBC”) who previously received at least two prior therapies for metastatic disease.

Our current focus is to commercialize sacituzumab govitecan as a third-line therapy for patients with mTNBC in the United States. On May 21, 2018, we submitted a Biologics License Application (“BLA”) to the FDA for sacituzumab govitecan for the treatment of patients with mTNBC who have received at least two prior therapies for metastatic disease. On July 18, 2018, we received notification from the FDA that the BLA was accepted for filing and the original application was granted Priority Review with a PDUFA target action date of January 18, 2019. On January 17, 2019, we received a Complete Response Letter (“CRL”) from the FDA for the BLA. On February 4, 2019, we received a written communication from the FDA enclosing the Establishment Inspection Report (“EIR”) from the chemistry, manufacturing and controls BLA pre-approval inspection conducted by the FDA at the Company’s Morris Plains, New Jersey antibody manufacturing facility for our ADC product candidate sacituzumab govitecan, which took place from August 6, 2018 through August 14, 2018.  The FDA also notified the Company that the FDA will be conducting a re-inspection of the Company’s Morris Plains, New Jersey manufacturing facility as part of the BLA resubmission process. The Company is finalizing its plans with respect to the matters raised in the CRL received from the FDA on January 17, 2019 and the EIR, and subsequently expects to request a meeting with the FDA in the near term.

We believe that our antibodies have therapeutic potential, in some cases as a naked antibody or when conjugated with chemotherapeutics, cytokines or other toxins to create unique and potentially more effective treatment options. The attachment of effective anti-tumor compounds to antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with better specificity than conventional chemotherapy. This treatment method is designed to optimize the therapeutic window through reducing the systemic exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects while maximizing the concentration of the therapeutic agent at the tumor, potentially leading to better efficacy.

As of December 31, 2018, we had $497.8 million in cash, cash equivalents and marketable securities. We believe our projected financial resources are adequate to (i) support our clinical development plan for developing sacituzumab govitecan in mTNBC, advanced urothelial cancer (“UC”), hormone receptor-positive (“HR+”)/human epidermal growth factor receptor 2-negative (“HER2-”) metastatic breast cancer (“mBC”), non-small cell lung cancer (“NSCLC”) and other indications of high medical need, (ii) further build our clinical and manufacturing infrastructure, and (iii) fund operations through 2020. However, in case of regulatory delays or other unforeseen events, we may require additional funding. Potential sources of funding in such a case could include (i) the entrance into potential development and commercial partnerships to advance and maximize our full pipeline for mTNBC and beyond in the United States and globally, and (ii) potential private and capital markets financing.

As part of our commitment to invest in and scale our global supply capacity with world-class partners in each component of its supply-chain, on September 11, 2018, we entered into a Master Services Agreement (the “MSA”) with Samsung BioLogics Co., Ltd. (“Samsung”), pursuant to which Samsung will provide the Company with certain biologics manufacturing and development services in accordance with one or more product specific agreements. In connection with the MSA, on September 11, 2018, we also entered into a product specific agreement with Samsung for the production of hRS7, the antibody used in the Company’s lead antibody drug conjugate candidate, sacituzumab govitecan. In addition, on December 26, 2018, we expanded our long-term master supply agreement with Johnson Matthey who will continue to scale the manufacturing of CL2A-SN-38, the drug-linker that is a key component of sacituzumab govitecan.

To accelerate the clinical and preclinical development of sacituzumab govitecan, we have entered into clinical collaborations with AstraZeneca to investigate the ADC in earlier lines of therapy for mTNBC, advanced UC and metastatic NSCLC in combination with its checkpoint inhibitor, and with Clovis to combine with its PARP inhibitor in mTNBC, advanced UC and ovarian cancer. We are also working with the University of Wisconsin on a clinical study in prostate cancer.

We also have a number of other product candidates, which target solid tumors and hematologic malignancies in various stages of clinical and preclinical development. They include other ADCs such as labetuzumab govitecan, which binds the CEACAM5 antigen expressed on CRC and other solid cancers, and IMMU-140 that targets HLA-DR for the potential treatment of hematologic malignancies. We believe that our portfolio of intellectual property provides commercially reasonable protection for our product candidates and technologies.

The development and commercialization of successful therapeutic products is subject to numerous risks and uncertainties including, without limitation, the following:

•                  we may be unable to obtain additional capital through strategic collaborations, licensing, issuance of convertible debt securities or equity financing in order to continue our research and secure regulatory approval of and market our lead product candidate;

•                  challenges based on the type of therapeutic compound under investigation and nature of the disease in connection with which the compound is being studied;

•                  our ability, as well as the ability of our partners, to conduct and complete clinical trials on a timely basis;

•                  the time required for us to comply with all applicable federal, state and foreign legal requirements, including, without limitation, our receipt of the necessary approvals of the FDA, if at all;

•                  the financial resources available to us during any particular period; and

•                  many other factors associated with the commercial development of therapeutic products outside of our control.

Corporate Information

We were incorporated in Delaware in 1982. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950 and 410 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC Pharmaceuticals, Inc., we also have one foreign subsidiary, Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Our reports that have been filed with the SEC, are available on our website free of charge, including our transition report and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Copies of this prospectus supplement may also be obtained without charge electronically or by paper by contacting Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950 or by calling (973) 605-8200.

In addition, we make available on our website (i) the charters for the committees of the Board of Directors, including the Audit Committee, Compensation Committee and Governance and Nominating Committee, and (ii) the Company’s Code of Business Conduct (the Code of Conduct) governing its directors, officers and employees. Within the time period required by the SEC, we will post on our website any modifications to the Code of Conduct, as required by the Sarbanes-Oxley Act of 2002.

The SEC also a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $150,000,000

Common stock to be outstanding after the offering

Up to 198,488,614 shares of common stock, assuming sales at a price of $18.57 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on March 28, 2019. The actual number of shares will vary depending on the sales prices at which our common stock is sold under this offering.

Manner of offering	At-the-market offering that may be made from time to time through our agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds of the offering to accelerate the clinical development program of sacituzumab govitecan, increase investment in our manufacturing supply chain, continue to develop our ongoing enterprise capabilities, and increase our working capital and other general corporate purposes.

Nasdaq Global Market symbol	“IMMU”

Risk factors

You should read the “Risk Factors” section of this prospectus supplement and our most recent Transition Report on Form 10-K and any subsequent reports incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of December 31, 2018. As of that date, we had 190,411,070 shares of common stock outstanding, excluding:

•                  4,757,213 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2018 at a weighted average exercise price of $14.30 per share;

•                  1,393,160 shares of our common stock that may be issued upon the conversion of $7.1 million of principal amount of convertible securities based upon a conversion rate of $5.11, subject to adjustment;

•                  552,897 shares of our common stock underlying Restricted Stock Units and Performance Stock Options; and

•                  7,295,934 shares of our common stock reserved for future awards under our stock incentive plan as of December 31, 2018.

Except as otherwise indicated, all information contained in this prospectus assumes no exercise of outstanding options or vesting of restricted stock units after December 31, 2018.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, any free writing prospectus and in the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words “may”, “estimate”, “projects”, “intends”, “plans”, “believes”, “anticipates” or “expects” or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: the timing or outcome of  our anticipated meeting with the FDA to discuss the Complete Response Letter received in response to our BLA for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer (mTNBC) who have received at least two prior therapies for metastatic disease, and expectations for the related resubmission of the BLA, the FDA re-inspection of the Company’s manufacturing facility where we manufacture the monoclonal antibody for further manufacture into our antibody-drug-conjugate candidate sacituzumab govitecan, our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the caption “Risk Factors” included in this prospectus supplement and under the caption “Factors That May Affect Our Business and Results of Operations” in our Transition Report on Form 10-K for the six-month period ended December 31, 2018, which are incorporated by reference into the Registration Statement of which this prospectus supplement and the accompanying prospectus forms a part.

The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

•                  the risk factors contained in any prospectus supplement under the caption “Risk Factors”;

•                  our most recent transition report on Form 10-K, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•                  our quarterly reports on Form 10-Q; and

•                  our other SEC filings.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference in this prospectus supplement might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of the accompanying prospectus, the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement or incorporated by reference in this prospectus supplement, including the risks and uncertainties discussed under “Risk Factors” in our most recent Transition Report on Form 10-K and any subsequent reports that are incorporated by reference herein in their entirety. If any of the risks incorporated by reference herein or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to and Investment in our Common Stock and this Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as-adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $16.50 per share, based on an assumed public offering price of $18.57 per share, which is the last reported sale price of our common stock on The Nasdaq Global Market on March 28, 2019, and our as-adjusted net tangible book value as of December 31, 2018 after giving effect to this offering. For information on how the foregoing amounts were calculated, see “Dilution.”

The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will also result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline. Based upon the number of shares of common stock outstanding as of December 31, 2018, and an assumed offering price per share of $18.57 as of March 28, 2019, upon the closing of this offering we will have outstanding a total of approximately 198,488,614  shares of common stock, all of which are freely tradable (subject to the restrictions in Rule 144 for shares of common stock held by our affiliates). The shares to be sold in this offering will be freely tradable, without restriction, in the public market immediately following this offering.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds to us from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

USE OF PROCEEDS

We intend to use the net proceeds of the offering to continue to accelerate the clinical development program of sacituzumab govitecan, increase investment in our manufacturing supply chain, continue to develop our ongoing enterprise capabilities, and increase our working capital and other general corporate purposes.

Our expected use of net proceeds to us from this offering represents our current intentions based upon our present plans and business conditions. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. Due to the many variables inherent to the development of our product candidates, we cannot currently predict the stage of development we expect the net proceeds to us of this offering to achieve for our clinical studies and product candidates.

The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical studies or clinical studies we may commence in the future and the timing of regulatory submissions and approvals. As a result, our management will have broad discretion over the use of the net proceeds to us from this offering.

Pending the use of the proceeds to us from this offering, we intend to invest these proceeds in interest-bearing, investment-grade securities, certificates of deposit, or government securities.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Our historical net tangible book value as of December 31, 2018 was $265.8 million, or $1.40 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2018.

After giving effect to our issuance and sale of an assumed 8,077,544 shares of common stock in this offering by us as of the date hereof at an assumed public offering price of $18.57 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 28, 2019, and after deducting the estimated sales agent commissions or discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2018 would have been $411.3 million, or $2.07 per share. This represents an immediate increase of $145.5 million in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $16.50 in as adjusted net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering without giving effect to any exercise by the underwriters of their option to purchase additional shares:

Assumed public offering price per share		$18.57
Net tangible book value per share as of December 31, 2018	$1.40
Increase per share attributable to sale of shares of common stock in this offering	$0.67
As adjusted net tangible book value per share after this offering		$2.07
Dilution per share to new investors in this offering		$16.50

The above discussion and table are based on 190,411,070 shares of our common stock outstanding as of December 31, 2018, and excludes, as of such date:

•                  4,757,213 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2018 at a weighted average exercise price of $14.30 per share;

•                  1,393,160 shares of our common stock that may be issued upon the conversion of $7.1 million of principal amount of convertible securities based upon a conversion rate of $5.11, subject to adjustment;

•                  552,897 shares of our common stock underlying Restricted Stock Units and Performance Stock Options; and

•                  7,295,934 shares of our common stock reserved for future awards under our stock incentive plan as of December 31, 2018.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, the Certificate of Designation and our restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Our authorized capital stock consists of:

•                  250,000,000 shares of common stock, $0.01 par value; and

•                  10,000,000 shares of preferred stock, $0.01 par value.

In addition to the descriptions set forth below, please refer to our other publicly filed documents incorporated herein by reference, which describe our other outstanding preferred stock, registration rights, equity incentive plans and other securities.

COMMON STOCK

Under our certificate of incorporation, as amended to date, we are authorized to issue up to 250,000,000 shares of common stock, $0.01 par value per share. At December 31, 2018, 190,445,795 shares of common stock were issued and 190,411,070 shares of common stock were outstanding. The following description of our common stock, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

Dividends, Voting Rights and Liquidation

Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

Philadelphia Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $150,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on The Nasdaq Global Market or any other trading market for our common stock, or sales to or through a market maker other than on an exchange. If authorized by us in writing, Cowen may purchase shares of our common stock as principal.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent shall be up to 3.00% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering, and for certain other expenses, including Cowen’s FINRA counsel fees in an amount up to $10,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $175,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The Nasdaq Global Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement and the net proceeds to us in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on The Nasdaq Global Market and trades under the symbol “IMMU.” The transfer agent and registrar of our common stock is Philadelphia Stock Transfer, Inc.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our reports, proxy statements and other documents filed electronically with the SEC are available at the website maintained by the SEC at http://www.sec.gov. In addition, our common stock has been approved for quotation on the Nasdaq. You can read and copy reports and other information concerning us at the offices of the Financial Industry Regulatory Authority, located at 1735 K Street, Washington D.C. 20006. We also make available free of charge on or through our Internet website, http://www.immunomedics.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC. Information on our website is not a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus supplement, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of our current reports on Form 8-K, or exhibits related thereto, between the date of this prospectus supplement and the termination of the offering of the securities:

•                                          our Transition Report on Form 10-K for the six-month period ended December 31, 2018, filed on February 25, 2019;

•                                          our Current Reports on Form 8-K (other than information furnished rather than filed) filed on February 25, 2019 (as amended on February 26, 2019), March 8, 2019, March 11, 2019, and March 13, 2019; and

•                                          the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus and certain legal matters will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey. Certain legal matters in connection with this offering will be passed upon for the sales agent by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Immunomedics, Inc. and subsidiaries as of December 31, 2018, June 30, 2018 and June 30, 2017, and for the six-month transition period ended December 31, 2018 and each of the years in the three-year period ended June 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

Immunomedics, Inc. may from time to time offer to sell common stock, preferred stock, debt securities, warrants, and/or units, separately or together in one or more combinations. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of Immunomedics, Inc. or any other party identified in the applicable prospectus supplement. In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus.

Our common stock is traded on the Nasdaq Global Market, referred to herein as Nasdaq, under the symbol “IMMU”. The last reported sale of our common stock on The Nasdaq Global Market on June 8, 2018 was $24.16 per share. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

The securities covered by this prospectus may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS. THE PROSPECTUS SUPPLEMENT APPLICABLE TO EACH TYPE OR SERIES OF SECURITIES WE OFFER MAY CONTAIN A DISCUSSION OF ADDITIONAL RISKS APPLICABLE TO AN INVESTMENT IN US AND THE PARTICULAR TYPE OF SECURITIES WE ARE OFFERING UNDER THAT PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 11, 2018

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under a shelf registration process, we or any selling stockholder may offer the securities described in this prospectus from time to time in one or more offerings. The securities described in this prospectus include common stock, preferred stock, senior or subordinated debt securities, warrants, units, or any combination of the foregoing.

Each time we or the selling stockholders sell these securities we will provide you with a prospectus supplement containing specific information about the terms of each such sale. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” beginning on page 12 of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” or similar references mean Immunomedics, Inc. and our subsidiaries.

You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We and the selling stockholders may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a prospectus supplement or amendment or incorporated herein by reference is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT IMMUNOMEDICS, INC.

Overview

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer and other serious diseases. Our advanced proprietary technologies allow us to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, we have built a pipeline of six clinical-stage product candidates.

We believe that each of our antibodies has therapeutic potential either when administered as a naked antibody or when conjugated with chemotherapeutics, therapeutic radioisotopes (radiolabeled), cytokines or other toxins to create unique and potentially more effective treatment options. The attachment of various compounds to antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with better specificity than conventional chemotherapy or radiation therapy approaches. This treatment method is designed to reduce the total exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects.

Our portfolio of investigational products includes antibody-drug conjugates (“ADCs”) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxicities that are usually found with conventional administration of these chemotherapeutic agents. Our most advanced ADC is sacituzumab govitecan (“IMMU-132”).  In metastatic triple-negative breast cancer (“mTNBC”), a Biologics License Application (“BLA”) is under review with the FDA for potential accelerated approval and a Phase 3 randomized trial (“ASCENT”) in mTNBC patients who have received  at least 2 prior therapies for metastatic disease is well under way.  A single arm trial with registration intent in relapsed/refractory urothelial carcinoma has also been initiated.  Other tumor types and indications are also being explored. Labetuzumab govitecan (“IMMU-130”), completed a Phase 1/2 trial in colorectal cancer (“CRC”).  Further development is under consideration. Sacituzumab govitecan is our lead product candidate and has received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (the “FDA”) for the treatment of patients with mTNBC who have received at least two prior therapies for metastatic disease.

Our corporate strategy is to bring sacituzumab govitecan to the market on our own in the United States for the benefit of patients with mTNBC and the creation of value for our stockholders. In May 2018, we submitted a BLA to the FDA for accelerated approval of sacituzumab govitecan. To fulfil part of the accelerated approval requirements, we also initiated and dosed the first patient into the Phase 3 ASCENT trial of sacituzumab govitecan for mTNBC during the fourth quarter of calendar year 2017.

We believe our current focus on commercializing sacituzumab govitecan as a third-line therapy for patients with mTNBC is also the key to opening the door to further potential commercial opportunities in the future including developing sacituzumab govitecan in earlier lines of therapy in mTNBC, as a monotherapy or in combination therapies, as well as expansion of sacituzumab govitecan into other indications beyond mTNBC, such as advanced urothelial cancer (“UC”), advanced castration-resistant prostate cancer (“CRPC”), small-cell lung cancer (“SCLC’), and non-small-cell lung cancer (“NSCLC”). It’s only by proving sacituzumab govitecan in mTNBC that we can explore, expand into, and potentially capitalize on these new opportunities. While our immediate focus is on commercializing sacituzumab govitecan, on our own, in the U.S. and potentially European markets, we are alert to opportunities to commercialize sacituzumab govitecan in certain other regional markets, and we are also open to business development opportunities to develop other pipeline assets.

These other product candidates, which target solid tumors and hematologic malignancies, as well as other diseases, are in various stages of clinical and pre-clinical development. They include other ADCs such as labetuzumab govitecan, which binds the CEACAM5 antigen expressed on colorectal and other solid cancers, and IMMU-140 that targets HLA-DR for the potential treatment of liquid cancers; IMMU-114, the parental antibody in IMMU-140 that targets the HLA-DR receptor; combination therapies involving our ADCs; bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies; as well as bispecific antibodies for next-generation cancer disease therapies, created using our patented DOCK-AND-LOCK® (“DNL®”) protein conjugation technology. We believe that our portfolio of intellectual property provides commercially reasonable protection for our product candidates and technologies. In addition, we have a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody and an ongoing collaboration with an independent cancer study group to evaluate epratuzumab in combination with chemotherapy in a large, randomized, Phase 3 trial in children with relapsed acute lymphoblastic leukemia (“ALL”).

The development and commercialization of successful therapeutic products is subject to numerous risks and uncertainties including, without limitation, the following:

•                  we may be unable to obtain additional capital through strategic collaborations, licensing, issuance of convertible debt securities or equity financing in order to continue our research and secure regulatory approval of and market our drug;

•                  the type of therapeutic compound under investigation and nature of the disease in connection with which the compound is being studied;

•                  our ability, as well as the ability of our partners, to conduct and complete clinical trials on a timely basis;

•                  the time required for us to comply with all applicable federal, state and foreign legal requirements, including, without limitation, our receipt of the necessary approvals of the FDA, if at all;

•                  the financial resources available to us during any particular period; and

•                  many other factors associated with the commercial development of therapeutic products outside of our control.

Corporate Information

We were incorporated in Delaware in 1982. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC, we also have two foreign subsidiaries, Immunomedics B.V. in The Netherlands and Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our reports that have been filed with the SEC, are available on our website free of charge, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Copies of this prospectus may also be obtained without charge electronically or by paper by contacting Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950 or by calling (973) 605-8200.

In addition, we make available on our website (i) the charters for the committees of the Board of Directors, including the Audit Committee, Compensation Committee and Governance and Nominating Committee, and (ii) the Company’s Code of Business Conduct (the Code of Conduct) governing its directors, officers and employees. Within the time period required by the SEC, we will post on our website any modifications to the Code of Conduct, as required by the Sarbanes-Oxley Act of 2002.

The public may also read and copy the materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement or free writing prospectus and in the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words “may”, “estimate”, “projects”, “intends”, “plans”, “believes”, “anticipates” or “expects” or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the caption “Risk Factors” included in any prospectus supplement and under the caption “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A filed on September 18, 2017, for the year ended June 30, 2017, and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into the Registration Statement of which this prospectus forms a part.

The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

•                  the risk factors contained in any prospectus supplement under the caption “Risk Factors”;

•                  our most recent annual report on Form 10-K, as amended by our annual report on Form 10-K/A, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•                  our quarterly reports on Form 10-Q; and

•                  our other SEC filings.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus, the date of any prospectus supplement or the date of the document incorporated by reference in this prospectus any prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under “Risk Factors” in our Annual Report on Form 10-K, as amended, for our most recent fiscal year, as updated by our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any applicable prospectus supplement. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Each of these risks could materially and adversely affect our business, results of operations and financial condition, resulting in a decline in the trading price of our common stock and a complete or partial loss of your investment.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of common stock, preferred stock, senior or subordinated debt securities, warrants or units.

In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The description in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and estimated net proceeds to us or the selling stockholders. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•                  research and development of product candidates;

•                  additions to working capital;

•                  the redemption or repurchase of outstanding equity;

•                  the repayment of indebtedness; and

•                  the expansions of our business through internal growth or acquisitions.

We may raise additional funds from time to time through equity or debt financing, including borrowings under credit facilities, to finance our business and operations.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

Information about selling stockholders of Immunomedics, Inc., where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each time that we or the selling stockholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or the selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us or the selling stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our reports, proxy statements and other documents filed electronically with the SEC are available at the website maintained by the SEC at http://www.sec.gov. In addition, our common stock has been approved for quotation on the Nasdaq. You can read and copy reports and other information concerning us at the offices of the Financial Industry Regulatory Authority, located at 1735 K Street, Washington D.C. 20006. We also make available free of charge on or through our Internet website, http://www.immunomedics.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC. Information on our website is not a part of this registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of our current reports on Form 8-K, or exhibits related thereto, between the date of this prospectus and the termination of the offering of the securities:

•                  our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed on August 16, 2017, as amended by the Annual Report on Form 10-K/A filed on September 18, 2017;

•                  our Quarterly Report on Form 10-Q filed on November 9, 2017 for the period ended September 30, 2017;

•                  our Quarterly Report on Form 10-Q filed on February 8, 2018 for the period ended December 31, 2017;

•                  our Quarterly Report on Form 10-Q filed on May 9, 2018 for the period ended March 31, 2018;

•                  our Current Reports on Form 8-K filed on July 6, 2017, August 4, 2017, September 15, 2017, September 21, 2017 (as amended on September 27, 2017), November 8, 2017, November 13, 2017 (as amended on December 22, 2017), December 6, 2017, January 8, 2018, April 2, 2018, April 10, 2018, April 13, 2018, April 19, 2018 and June 4, 2018; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

Legal matters with respect to the securities offered hereby are being passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey.

EXPERTS

The consolidated financial statements and schedule of Immunomedics, Inc. and subsidiaries as of June 30, 2017 and 2016, and for each of the years in the three-year period ended June 30, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$150,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cowen

March 29, 2019